Exhibit 99.1

MoneyGram International Reports Fourth Quarter, Full-Year 2010 Financial Results

Fourth quarter constant-currency money transfer fee and other revenue increases 9 percent over prior year

DALLAS--(BUSINESS WIRE)--February 4, 2011--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the fourth quarter and full-year 2010.

  Money transfer transaction volume increased 12 percent driven by 18 percent growth in non-U.S. sends in the current quarter versus prior year.
  Money transfer fee and other revenue increased 7 percent in the fourth quarter of 2010 versus prior year. On a constant currency basis, money transfer fee and other revenue increased 9 percent versus prior year. The difference between transaction growth and constant currency revenue growth is due to lower revenue per transaction primarily related to the $50 price band in the United States.
  Global agent locations increased 19 percent over the prior year end to 227,000.
  Total revenue in the fourth quarter increased 3 percent to $303.4 million, compared with $295.6 million in the fourth quarter of 2009. Total fee and other revenue increased 3.1 percent to $298.3 million, from $289.4 million in the fourth quarter of 2009. Total revenue in the fourth quarter reflects investment revenue that was $1.2 million less than fourth quarter 2009.
  Full-year total revenue in 2010 was $1,166.7 million, up from $1,161.7 million in 2009. Total revenue in 2010 reflects investment revenue that was $11.9 million less than in 2009.
  Net income for the quarter was $16.2 million and EBITDA was $67.8 million. Both net income and EBITDA were impacted by $5.9 million of stock-based compensation, $16.4 million of a reversal of a patent lawsuit accrual and $2.3 million of restructuring and reorganization costs. Net income was also impacted by a $3.6 million write-off of deferred financing costs and debt discount related to a $75.0 million debt prepayment in the quarter.
  Adjusted EBITDA for the quarter was $59.8 million versus $57.4 million in the prior year. Fourth quarter 2010 Adjusted EBITDA reflects lower net investment revenue of $1.2 million compared with the same period in 2009. Adjusted EBITDA margin was 19.7 percent in the fourth quarter of 2010, compared with 19.4 percent in the same period last year.

“We are pleased with MoneyGram’s fourth-quarter financial performance, and we are excited with our position exiting 2010,” said Pamela H. Patsley, chairman and chief executive officer. “We’re a stronger company than a year ago, more focused on our strategies and better positioned for growth. We are strengthening our core business, increasing money transfer transactions, taking out costs and continuing to see general economic improvements in many markets.”

Balance Sheet Items

During the quarter, MoneyGram prepaid $75 million on its Senior Tranche B Loan under its Senior Facility. Including this latest payment, MoneyGram has paid $165 million toward its outstanding debt obligation in 2010 and a total of $352 million since Jan. 1, 2009. This represents a 35 percent decrease in the Company's total outstanding debt since Jan. 1, 2009. The Company ended the quarter with $641.3 million in outstanding debt principal and assets in excess of payment service obligations of $230.2 million.

Market Development

The Company continued its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Announced the expansion into Mexico of our successful cash-to-Visa account program. Beginning this month, consumers can visit any of the 35,000 MoneyGram locations in the U.S. to send funds directly to the Visa accounts of recipients in Mexico.
  Launched our service with Sberbank, Russia’s largest and oldest bank, where MoneyGram’s valued money transfer system is now available for consumers to send and receive money at 8,000 branch locations across the world’s third-largest remittance market.
  Created a partnership with Valora of Switzerland, the country’s largest retailer, significantly expanding MoneyGram’s presence in this important send market. The service will initially be offered in more than 500 kiosk locations this year and a total of 1,000 in 2012, making MoneyGram the leading provider of international money transfer services in Switzerland.
  Entered into an agreement with Movistar Remeses, a division of Spanish telecommunications giant Telefonica. Through the strategic agreement, Movistar Remeses now offers its 1,500 independently owned retail locations the opportunity to provide MoneyGram’s services to its consumers across Spain.
  Strengthened our partnership with Societe Generale through an expanded agreement that offers MoneyGram services through Societe Generale’s international retail banking network in 37 countries. The global agreement is an extension of the two companies’ successful partnership in Albania, Ghana, Russia, Mayotte and Reunion.
  Expanded MoneyGram's presence in Japan, another very important send market, through a new agreement with SBI Remit Co. Ltd. This service, launched in December, enables SBI customers to send and receive funds online, by depositing money into customer’s account with SBI Remit via ATMs, and through kiosks in convenience stores.
  Initiated the roll out of a unique self-service money transfer solution through kiosks in Australia. This service will be available in 400 7-Eleven convenience stores in Victoria, New South Wales and Queensland, tripling MoneyGram’s network in Australia when fully rolled out.
  Signed an agreement with Online Resources Corporation, a leading provider of online banking technology, to offer same-day cash payment services from any MoneyGram location in the U.S. to Online Resources biller clients in the financial services, utility, health care, insurance and other industries.

“In the fourth quarter of 2010, we renewed our focus on improving the customer experience and saw a return to accelerated revenue growth in our core money transfer business. We built consumer excitement around our ICC cricket sponsorship, the global expansion of our Rewards program and expanded our service with new partners in new markets,” said Patsley. “As we enter 2011, we remain keenly focused on continuing to grow our market share, delivering improved financial results and building on the success we achieved in 2010. At the same time, we remain disciplined in our deployment of capital, prudent in our investment decisions, and committed to improving our capital structure to create long-term shareholder value.”

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment increased 5 percent to $276.7 million in the fourth quarter of 2010 compared with $263.8 million in the fourth quarter of 2009. The segment reported operating income of $44.2 million and an operating margin of 16.0 percent in the fourth quarter of 2010. Adjusted operating margin improved to 11.9 percent in the quarter from 11.4 percent in the prior year.

Money transfer transaction volume increased 12 percent, with fee and other revenue increasing 7 percent to $246.2 million in the fourth quarter of 2010 compared with $230.6 million in the fourth quarter of 2009. On a constant currency basis, money transfer fee and other revenue improved 9 percent. The difference between transaction growth and constant currency revenue growth is due to lower revenue per transaction primarily related to the continuation of the $50 price band in the U.S. In the fourth quarter, money transfer transactions originating outside of the U.S. increased 18 percent over the prior year. Excluding Spain, transactions originating outside of the U.S. increased a very strong 21 percent over the prior year. Transactions sent from Spain increased 2 percent compared with the same period last year. Money transfer transactions originating in the U.S., excluding transactions sent to Mexico, increased 11 percent. Transaction volume to Mexico increased a healthy 6 percent in the quarter, while intra-U.S. transaction growth was a solid 13 percent in the fourth quarter.

Bill payment transaction volume decreased 3 percent, while fee and other revenue decreased 8 percent to $30.4 million in the fourth quarter of 2010 from $33.1 million in the fourth quarter of 2009. The difference between transaction growth and revenue growth is primarily related to transaction mix as we continue to grow in new emerging verticals that generate lower revenue per transaction compared with our traditional auto and mortgage verticals which continue to struggle in the U.S. economy.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 14 percent to $26.0 million in the fourth quarter of 2010 from $30.1 million in the fourth quarter of 2009. Operating income increased to $8.6 million in the fourth quarter of 2010 from $1.4 million in the fourth quarter of 2009. Operating margin in the fourth quarter of 2010 was 32.9 percent. Adjusted operating margin was 36.1 percent in the quarter.

Revision to Financial Presentation

During the fourth quarter of 2010, the Company revised the presentation of its Consolidated Statements of Income (Loss) as a result of an internal review to enhance management and external reporting. As a result of this review, the Company will no longer present net revenue, previously measured as total revenue less total commissions expense, as this measure was not found to be a meaningful metric internally or to our external users. The Company will continue to separately disclose “Commissions expense.” In addition, the Company has also created an operating income measure consistent with management reporting. Finally, $2.4 million of gains related to historical cash flow hedges for the year ended Dec. 31, 2009 were reclassified from “Fee and other revenue” to “Other” expense in the non-operating section based on the Company’s purpose for entering into the derivatives. All prior periods have been reclassified to conform to this new presentation.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items) and Adjusted EBITDA margin. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT, to discuss its fourth quarter and full-year 2010 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-800-211-3767 in the U.S. and 1-719-325-4846 internationally. The participant confirmation number is 8409060. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on Feb. 4 through 11:59 p.m. ET on Feb. 11, 2011. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 8409690.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 227,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws and regulatory requirements including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations required to be developed thereunder, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business, reduce the market for or value of our services or change our relationships with our customers, investors and other stakeholders; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		2010 vs 2009	December 31,		2010 vs 2009
(Amounts in thousands, except per share data)	2010	2009		2010	2009

REVENUE
Fee and other revenue	$298,308	$289,393	$8,915	$1,145,312	$1,128,492	$16,820
Investment revenue	5,057	6,224	(1,167)	21,341	33,219	(11,878)
Total revenue	303,365	295,617	7,748	1,166,653	1,161,711	4,942
EXPENSES
Fee and other commissions expense	131,098	128,445	2,653	500,759	497,105	3,654
Investment commissions expense	136	234	(98)	737	1,362	(625)
Total commissions expense	131,234	128,679	2,555	501,496	498,467	3,029
Compensation and benefits	57,415	40,819	16,596	226,422	199,053	27,369
Transaction and operations support	42,633	86,054	(43,421)	185,782	284,277	(98,495)
Occupancy, equipment and supplies	11,809	11,908	(99)	46,481	47,425	(944)
Depreciation and amortization	12,190	13,257	(1,067)	48,074	57,091	(9,017)
Total operating expenses	255,281	280,717	(25,436)	1,008,255	1,086,313	(78,058)
OPERATING INCOME	48,084	14,900	33,184	158,398	75,398	83,000
Other expense (income)
Net securities gains	-	(763)	763	(2,115)	(7,790)	5,675
Interest expense	25,597	28,095	(2,498)	102,133	107,911	(5,778)
Other	-	-	-	-	(2,401)	2,401
Total other expense, net	25,597	27,332	(1,735)	100,018	97,720	2,298
Income (loss) before income taxes	22,487	(12,432)	34,919	58,380	(22,322)	80,702
Income tax expense (benefit)	6,331	(20,306)	26,637	14,579	(20,416)	34,995
NET INCOME (LOSS)	$16,156	$7,874	$8,282	$43,801	$(1,906)	$45,707

Basic and diluted loss per common share	$(0.23)	$(0.29)	$0.06	$(1.10)	$(1.48)	$0.38

Net loss available to common stockholders:
Net income (loss) as reported	$16,156	$7,874	$8,282	$43,801	$(1,906)	$45,707
Accrued preferred stock dividends	(32,988)	(29,168)	(3,820)	(125,005)	(110,279)	(14,726)
Accretion recognized on preferred stock	(2,604)	(2,592)	(12)	(10,020)	(10,213)	193
Net loss available to common stockholders	$(19,436)	$(23,886)	$4,450	$(91,224)	$(122,398)	$31,174

Weighted-average outstanding common shares (1)	83,499	82,505	994	83,186	82,499	687

(1) The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive.
All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	39,520	38,156		37,322	21,664
Shares related to preferred stock	431,751	381,749		431,751	381,749

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Year Ended
	December 31,		2010 vs 2009	December 31,		2010 vs 2009
(Amounts in thousands)	2010	2009		2010	2009

Money transfer revenue:
Fee and other revenue	$246,179	$230,649	$15,530	$926,489	$890,675	$35,814
Investment revenue	93	30	63	244	163	81
Bill payment revenue:
Fee and other revenue	30,416	33,099	(2,683)	126,467	134,535	(8,068)
Investment revenue	14	25	(11)	81	76	5
Total revenue	276,702	263,803	12,899	1,053,281	1,025,449	27,832

Commissions expense	130,415	125,536	4,879	496,645	488,116	8,529

Operating income	$44,186	$28,967	$15,219	$139,314	$82,647	$56,667

Operating margin	16.0%	11.0%		13.2%	8.1%

Financial Paper Products
	Three Months Ended			Year Ended
	December 31,		2010 vs 2009	December 31,		2010 vs 2009
(Amounts in thousands)	2010	2009		2010	2009

Money order revenue:
Fee and other revenue	$15,199	$16,988	$(1,789)	$64,342	$69,296	$(4,954)
Investment revenue	921	1,114	(193)	3,951	5,584	(1,633)
Official check revenue:
Fee and other revenue	6,172	7,486	(1,314)	25,696	23,690	2,006
Investment revenue	3,714	4,550	(836)	15,526	24,213	(8,687)
Total revenue	26,006	30,138	(4,132)	109,515	122,783	(13,268)

Commissions expense	833	2,636	(1,803)	3,931	8,295	(4,364)

Operating income	$8,553	$1,360	$7,193	$36,508	$27,372	$9,136

Operating margin	32.9%	4.5%		33.3%	22.3%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Year Ended
	December 31,		2010 vs 2009	December 31,		2010 vs 2009
(Amounts in thousands)	2010	2009		2010	2009

Revenue (as reported)	$276,702	$263,803	$12,899	$1,053,281	$1,025,449	$27,832

Adjusted operating income	$32,864	$30,114	$2,750	$145,108	$127,720	$17,388

Asset impairment charges	-	-	-	-	(3,176)	3,176
Stock-based compensation expense	(5,060)	(1,147)	(3,913)	(22,176)	(7,397)	(14,779)
Legal accrual	16,382	-	16,382	16,382	(34,500)	50,882
Total adjustments	11,322	(1,147)	12,469	(5,794)	(45,073)	39,279

Operating income (as reported)	$44,186	$28,967	$15,219	$139,314	$82,647	$56,667

Adjusted operating margin	11.9%	11.4%		13.8%	12.5%
Total adjustments	4.1%	(0.4%)		(0.6%)	(4.4%)
Operating margin (as reported)	16.0%	11.0%		13.2%	8.1%

Financial Paper Products
	Three Months Ended			Year Ended
	December 31,		2010 vs 2009	December 31,		2010 vs 2009
(Amounts in thousands)	2010	2009		2010	2009

Revenue (as reported)	$26,006	$30,138	$(4,132)	$109,515	$122,783	$(13,268)

Adjusted operating income	$9,400	$7,420	$1,980	$40,268	$34,578	$5,690

Asset impairment charges	-	(6,060)	6,060	-	(6,060)	6,060
Stock-based compensation expense	(847)	-	(847)	(3,760)	(1,146)	(2,614)
Total adjustments	(847)	(6,060)	5,213	(3,760)	(7,206)	3,446

Operating income (as reported)	$8,553	$1,360	$7,193	$36,508	$27,372	$9,136

Adjusted operating margin	36.1%	24.6%		36.8%	28.2%
Total adjustments	(3.3%)	(20.1%)		(3.4%)	(5.9%)
Operating margin (as reported)	32.9%	4.5%		33.3%	22.3%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands)	2010	2009	2010	2009

Income (loss) before income taxes	$22,487	$(12,432)	$58,380	$(22,322)
Interest expense	25,597	28,095	102,133	107,911
Depreciation and amortization	12,190	13,257	48,074	57,091
Amortization of agent signing bonuses	7,514	10,867	29,247	35,280
EBITDA	67,788	39,787	237,834	177,960

Significant items impacting EBITDA:
Net securities gains	-	(763)	(2,115)	(7,790)
Severance and related costs (1)	(161)	543	(346)	4,353
Restructuring and reorganization costs	2,290	-	5,853	-
Asset impairment charges (2)	309	6,062	1,829	18,329
Stock-based compensation expense	5,925	7,105	26,011	14,152
Net curtailment gain on benefit plans	-	(15,537)	-	(14,339)
Legal accruals (3)	(16,382)	20,250	(14,572)	54,750
Adjusted EBITDA	$59,769	$57,447	$254,494	$247,415

Adjusted EBITDA margin (4)	19.7%	19.4%	21.8%	21.3%

(1) Severance and related costs from executive terminations occuring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2) Impairment charges related to goodwill, intangible assets and fixed assets.

(3) 2010 primarily represents the reversal of a patent lawsuit accrual and an accrual for shareholder litigation. 2009 primarily represents accruals for shareholder litigation, a patent lawsuit and a settlement agreement with the Federal Trade Commission.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Total Revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Amounts in thousands, except share and per share data)	2010	2009
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,271,710	3,776,824
Receivables, net (substantially restricted)	982,319	1,054,381
Trading investments and related put options (substantially restricted)	-	26,951
Available-for-sale investments (substantially restricted)	160,936	298,633
Property and equipment	115,111	127,972
Goodwill	428,691	425,630
Other assets	156,969	219,272
Total assets	$5,115,736	$5,929,663

LIABILITIES
Payment service obligations	$4,184,736	$4,843,454
Debt	639,946	796,791
Pension and other postretirement benefits	120,536	119,170
Accounts payable and other liabilities	113,647	188,933
Total liabilities	5,058,865	5,948,348

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 760,000 shares authorized, 495,000 shares issued and outstanding	628,199	539,084
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	371,154	325,244
Total mezzanine equity	999,353	864,328

STOCKHOLDERS' DEFICIT
Preferred shares, $0.01 par value, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	-
Retained loss	(771,544)	(694,914)
Unearned employee benefits	-	(8)
Accumulated other comprehensive loss	(31,879)	(35,671)
Treasury stock: 4,935,555 and 6,040,958 shares at December 31, 2010 and December 31, 2009, respectively	(139,945)	(153,306)
Total stockholders' deficit	(942,482)	(883,013)
Total liabilities, mezzanine equity and stockholders' deficit	$5,115,736	$5,929,663

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2010	2010	2010	2010

Cash and cash equivalents	$3,271,710	$3,292,518	$3,492,147	$3,678,499
Receivables, net	982,319	1,081,521	1,047,768	960,341
Trading investments and related put options	-	-	-	-
Available-for-sale investments	160,936	189,133	216,894	258,245
	4,414,965	4,563,172	4,756,809	4,897,085
Payment service obligations	(4,184,736)	(4,272,734)	(4,472,692)	(4,572,846)
Assets in excess of payment service obligations	$230,229	$290,438	$284,117	$324,239

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
Investors:
Alex Holmes, 214-999-7505
aholmes@moneygram.com